SaveDaily Closes $3 Million of Secured Convertible Debt Financing

Seal Beach, CA (April 5, 2012) – SaveDaily, Inc. (OTCBB: SAVY), the leading provider of low cost mutual fund investing platforms used by financial institutions, today announced that the company has entered into a financing and security agreement for up to $3 million of secured convertible debt funding.

The company is closing initially on $1,250,000 with an additional $500,000 to be closed before year end. The company has granted the lender a senior first priority lien in, to and under all assets, tangible and intangible. The lender has the option to bring in an additional $1,250,000 based on predetermined criteria, for a total of $3 million in new funding.

“We believe that this additional capital investment, as a follow-on to our original investment of $750K, will permit SaveDaily to deliver on its growth trajectory,” explained Steve Durbin, managing partner of Quail Bend LLC. “I noted last year that it’s rare to find a company that has the potential to alter the investing landscape as dramatically as SaveDaily can through its mutual fund platform, which for the first time truly opens up this investment category to the mass market. By this second investment we re-affirm our belief in that statement and commitment to SaveDaily’s growth.”

Credit unions, banks and other financial service providers adopting the SaveDaily platform can offer mutual fund investing to their customers at extremely low cost under their own brand. For one low flat monthly charge, investors in these mutual funds can have unlimited positions and unlimited transactions without transaction fees.

“Eliminating the need for high initial amounts to open an account or requiring ongoing contributions, this unprecedented model provides greater opportunities for average savers to plan and execute their savings goals by allowing them to invest conceivably as little as a penny when and how they want,” said Jeff Mahony, SaveDaily CEO.

The descriptions of the Financing and its terms, including costs, descriptions of security, warrants to acquire additional securities, and other funding provisions, are outlines which do not purport to be a complete statement of the funding transaction or of the parties’ rights and obligations under the Financing Documents. The announcements in this press release of the Financing are qualified in their entirety by reference to the Financing Documents that will be attached as exhibits to the company’s Report on Form 8-K that that s being filed in connection with the Financing.

About SaveDaily  SaveDaily offers investments and record-keeping services to its intermediary partners, as well as directly to clients through a variety of white-labeled interfaces. SaveDaily owns its proprietary financial services platform which has been in production for about three years, helping financial intermediaries succeed in bringing suitable and affordable investment services to everyday savers and investors. SaveDaily, through its financial services partners, has the capability of making virtually all mutual funds available to its clients. SaveDaily conducts its business through its wholly owned subsidiary, SaveDaily.com, Inc., which is headquartered in Seal Beach, California and is a Registered Investment Advisor with the Securities and Exchange Commission. For more information, visit www.savedaily.com.

About Quail Bend LLC   Quail Bend, LLC (“Quail Bend”) was founded in early 2010 by Steve Durbin, Jr. to pursue small cap value investments in both the public and private markets. Quail Bend raises capital for its private equity investments on a deal-by-deal basis and generally focuses on transactions under $50 million in which there is strong asset value and/or identifiable downside protection. Quail Bend is also a Registered Investment Adviser. SaveDaily Partners, L.P. is a special purpose entity formed by Quail Bend for its investment in SaveDaily.

Forward Looking Statements  Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding pending litigation and the timing and outcome of those proceedings. Such forward-looking statements are based on expectations, estimates and projections about the markets in which the Company operates, management’s beliefs, and certain assumptions made by management and involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements, including but not limited to (1) the outcome of any legal proceedings that have been or may be initiated by the Company or that may be initiated against the Company; (2) the ability of the Company to continue deploying on its low cost platform and to achieve widespread customer adoption of the Company’s product and service offerings; and (3) the possibility that Company may be adversely affected by other economic, business, and/or competitive factors. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates,” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s reports and registration statements filed with the Securities and Exchange Commission, including those under the heading “Risk Factors” in Company’s Current Report on Form 8-K filed with the SEC on August 30, 2011 and in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2011. Many of the factors that determine the outcome of the subject matter of this press release are beyond the Company’s ability to control or predict. Except as required by law, the Company is under no duty to update any of the forward-looking statements after the date of this press release to conform to actual results.

Company Contact:  Greg Vacca  SaveDaily Inc.  562.795.7500 ext 1020  greg.vacca@savedaily.com

Media Contact:  Krush Creative Group  Katherine Hills  949.753.9069  949.697.9715 (mobile)  kathy@krushcreative.com

Investor Relations Contact:  A.S. Austin Company, Inc.  858.537.7439  savy@asaustinco.com

Source: SaveDaily